As filed with the Securities and Exchange Commission on March 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEROHIVE NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-4524700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Gibraltar Drive

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

David K. Flynn

President and Chief Executive Officer

Aerohive Networks, Inc.

330 Gibraltar Drive

Sunnyvale, California 94089

(408) 510-6100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John T. Sheridan Mark B. Baudler Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Steve Debenham Vice President, General Counsel and Secretary Aerohive Networks, Inc. 330 Gibraltar Drive Sunnyvale, California 94089 (408) 510-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	2,306,812(2)	$4.28(4)	$9,873,155.36	$1,147.26
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	230,681(3)	$3.64(5)	$839,678.84	$97.57
TOTAL:			$10,712,834.20	$1,244.83

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 2,306,812 shares of common stock reserved for issuance pursuant to future awards under the 2014 Plan.
(3)	Represents 230,681 shares of common stock reserved for issuance pursuant to future awards under the 2014 ESPP.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.28 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 10, 2015.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $4.28 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 10, 2015. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of common stock of Aerohive Networks, Inc. (“the Registrant”) under the Registrant’s 2014 Plan and 2014 ESPP. The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015, in an amount equal to the least of (i) 4,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Registrant’s board of directors. The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015, in an amount equal to the least of (i) 800,000 shares of Common Stock, (ii) one half percent (0.5%) of the outstanding shares of Common Stock on such date, or (iii) an amount determined by the plan administrator. On January 1, 2015, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan increased by 2,306,812 shares. On January 1, 2015, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 ESPP increased by 230,681 shares. This Registration Statement registers these additional shares of the Registrant’s common stock, which were available for grant and issuance under the 2014 Plan and 2014 ESPP as of January 1, 2015.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of common stock of Aerohive Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and 2014 Employee Stock Purchase Plan (the “2014 ESPP”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-194902) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 31, 2014 is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC by the Registrant are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 17, 2015.

(2)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 17, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(3)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 13, 2015 and February 25, 2015.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 16, 2015.

AEROHIVE NETWORKS, INC.

By:	/s/ David K. Flynn
David K. Flynn
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David K. Flynn and Gordon C. Brooks, and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David K. Flynn David K. Flynn	President, Chief Executive Officer and Chair of the Board (Principal Executive Officer)	March 16, 2015

/s/ Gordon C. Brooks Gordon C. Brooks	Chief Financial Officer (Principal Accounting and Financial Officer)	March 16, 2015

/s/ Remo Canessa Remo Canessa	Director	March 16, 2015

/s/ Feng Deng Feng Deng	Director	March 16, 2015

/s/ Krishna Kolluri Krishna “Kittu” Kolluri	Director	March 16, 2015

/s/ Changming Liu Changming Liu	Director	March 16, 2015

/s/ Frank J. Marshall Frank J. Marshall	Director	March 16, 2015

Signature	Title	Date

/s/ John Gordon Payne John Gordon Payne	Director	March 16, 2015

/s/ Conway Rulon-Miller Conway ‘Todd’ Rulon-Miller	Director	March 16, 2015

/s/ Christopher J. Schaepe Christopher J. Schaepe	Director	March 16, 2015

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant	S-1	333-193939	4.6	02/13/2014

4.2	2014 Equity Incentive Plan and forms of agreements thereunder	S-1/A	333-193939	10.3	03/17/2014

4.3	2014 Employee Stock Purchase Plan and form of agreement thereunder	S-1/A	333-193939	10.4	03/17/2014

4.4	Form of Stock Option Agreement	10-Q	001-36355	10.1	08/12/2014

4.5	Form of Restricted Stock Unit Agreement	10-Q	001-36355	10.2	08/12/2014

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)